MutualFirst Financial Announces Annual Meeting Date

MUNCIE, Ind., Jan. 22, 2015 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), will hold its annual meeting of stockholders at the Bank's headquarters at 110 E. Charles Street, Muncie, Indiana on Friday, May 1, 2015 at 3:00 p.m. local time. The Record Date for voting has been set for March 2, 2015.

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution. MutualBank has thirty full-service retail financial centers in Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash Counties in Indiana. MutualBank has two offices located in Carmel and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary of Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank is a leading mortgage lender in each of the market areas it serves, and provides a full range of financial services including business banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF" and can be found on the internet at www.bankwithmutual.com.

CONTACT: David W. Heeter, (765) 747 -2800